UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 25, 2007
(Date of earliest event reported: July 19, 2007)

CYBER DEFENSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	333-46224	45-0508387
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

10901 Roosevelt Blvd., Suite 100-D, St. Petersburg, Florida 33716
(Address of principal executive offices, including zip code)

(727) 577-0873
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding the beliefs, expectations, intentions or strategies of Cyber Defense Systems, Inc. (the "Company") for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render the Company's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions, which could cause the Company's actual results to differ from management's current expectations, are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2007, Techsphere Systems International, LLC (“TSI”), a wholly-owned subsidiary of Cyber Defense Systems, Inc. (the “Company”), agreed on terms to settle its current contract and payables issues for funds advanced for the construction of two SA 60 airships. TSI issued a promissory note (the “Note”) to Microsoft Corporation (the “Lender”), whereby, TSI promises to pay to the Lender Two Million Five Hundred Thousand Dollars ($2,500,000.00), with interest accruing at a rate of (i) seven percent (7%) per annum for the first twelve (12) months, (ii) nine percent (9%) per annum for the second twelve (12) months, and (iii) eleven percent (11%) for the remaining term of the Note.

TSI can receive a discount of $1,000,000 under the following terms and conditions that the TSI shall repay to Lender at least: (i) Eight Hundred Seventy-Five Thousand and no/100 Dollars ($875,000) on or before August 25, 2007 (the “First Minimum Payment”); (ii) an additional sum of Fifty Thousand and no/100 Dollars ($50,000) on or before November 25, 2007 (the “Second Minimum Payment”); and (iii) an additional sum of Five Hundred Seventy-Five Thousand and no/100 Dollars ($575,000) on or before January 25, 2008 (the “Third Minimum Payment”) (payments (i) through (iii) collectively, the “Minimum Payments”). The initial $875,000 payable to Lender shall be paid directly out of the proceeds of any financing by the Company, immediately upon the closing of such financing, but in no event later than August 25, 2007. If the Company timely makes all of the Minimum Payments, in full, according to the preceding schedule, the Company shall be deemed to have satisfied all of its obligations under the Note (the “Reduced Prepayment Option”); provided, however, that if the Company has not made all three Minimum Payments to Lender on or before November 25, 2007, all accrued interest on the balance of the Note from the date of execution hereof must be paid (in addition to the Minimum Payments) in connection with any exercise by TSI of the Reduced Prepayment Option. Although the Note is dated June 21, 2007 it was not finalized until July 19, 2007. A copy of the Note is attached hereto as Exhibit 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2007, Mr. Frank Harvey Lively resigned from his position as a member of the Registrant’s Board of Directors. Mr. Lively’s resignation letter did not reference a disagreement with the Registrant or any matter relating to the Registrant’s operations, policies, and practices.

Item 8.01 Other Events.

In 2005, Cyber Defense Systems Inc. (the “Registrant”) formed Airship Leasing Co., LLC (“ALC”), an Oklahoma limited liability company. On July 23, 2007, the board approved all of the interests of TSI Holdings Co, LLC (“TSI, LLC”) a Georgia limited liability company, to be transferred to Airship Leasing Co., LLC in order to raise funds to deploy two (2) SA-60 Airships, subject to terms and conditions of current outstanding finance agreements in place.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following document is included as an exhibit to the Form 8-K.

Exhibit
	Number	Description

	99.1	Promissory Note date June 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 26, 2007

CYBER DEFENSE SYSTEMS, INC.

By:	/s/ Billy Robinson
Name: Billy Robinson
Title: Chief Executive Officer